Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chart Industries, Inc. of our report dated May 30, 2019 relating to the financial statements of Harsco Industrial Air-X-Changers, which appears in Chart Industries, Inc.’s Current Report on Form 8-K dated June 10, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 10, 2019